Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Third Quarter Results

Company Achieves Profitability, Raises Fiscal 2014 Guidance and

Provides Initial Fiscal 2015 Guidance

WINSTON-SALEM, N.C., November 6, 2014 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the third quarter ended September 30, 2014.

Third Quarter Business Highlights:

•	Company achieves profitability for Q3, reporting earnings per share of $0.01 compared to a loss per share of ($0.09)

•	Net sales increased 3.4% to $26.4 million driven by a 7.5% improvement in Water segment net sales

•	Water segment net sales increase driven by 10.5% U.S. Exchange same-store unit growth

•	Water segment gross margin percentage improved to 37.1% from 33.7% driven by lower supply chain costs

•	Dispenser unit sales to consumers increased 12.7% to a record 131,000 units

•	Adjusted EBITDA increased 34.7% to $4.0 million from $3.0 million

(All comparisons above are with respect to the third quarter of 2013)

“We are very pleased with our third quarter results and achieving profitability for the first time in Company history.  These results demonstrate our ability to increase sales and leverage the business to improve our gross margins and adjusted EBITDA,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “Achieving profitability was a major milestone for us.  Now, we believe our team can further scale our business and continue to grow our cash flow to enhance long term shareholder value.”

Third Quarter Results

Net sales increased 3.4% to $26.4 million for the third quarter from $25.5 million for the third quarter of 2013, driven by an increase in the Water segment sales, partially offset by a decrease in Dispenser segment sales.

Water segment net sales increased 7.5% to $18.9 million for the third quarter compared to $17.5 million for the third quarter of 2013.  Sales in the Water segment consist of the sale of multi-gallon purified bottled water (“Exchange”) and self-service refill water service (“Refill”).  The increase in Water net sales was primarily due to a 10.5% same-store unit growth in U.S. Exchange compared to the third quarter of 2013.

The decrease in the Dispenser segment net sales is due primarily to the timing of shipments to major retailers as some delayed shipments to future quarters.  Dispenser’s unit sell-thru to end consumers increased 12.7% to approximately 131,000 for the third quarter of 2014.

Gross margin percentage increased to 28.8% for the third quarter from 25.8% for the third quarter of 2013 primarily due to the 340 basis point improvement in Water segment gross margin percentage to 37.1% driven by lower supply chain costs.

Selling, general and administrative (“SG&A”) expenses increased 7.3% to $4.1 million for the third quarter of 2014 from $3.8 million for the third quarter of 2013.  The increase was primarily due to higher non-cash stock compensation expense compared to the prior year.  Interest expense decreased 53.0% to $0.5 million for the third quarter of 2014 from $1.1 million for the third quarter of 2013, due primarily to more favorable borrowing rates under the new credit facility entered into on June 20, 2014 compared to the prior credit facility.

Adjusted EBITDA increased 34.7% to $4.0 million from $3.0 million for the third quarter of 2013 driven by the net sales and gross margin improvements previously mentioned.  The U.S. GAAP net income (loss) from continuing operations for the third quarter of 2014 was $0.3 million, or $0.01 per share, compared to ($1.6) million, or ($0.07) per share, for the third quarter of the prior year.  On a pro forma fully taxed basis, net income (loss) from continuing operations was $0.02 per share for the three months ended September 30, 2014 compared to ($0.03) for the same period in the prior year (see financial tables for details).

Guidance

The Company increased its full year 2014 guidance for net sales to $102.0 to $104.0 million compared to prior guidance of $98.0 to $102.0 million.  The Company also increased its full year 2014 guidance for adjusted EBITDA to $11.7 to $12.2 million compared to its prior guidance of $11.1 to $11.6 million.

The Company is also providing its initial guidance for fiscal 2015 with net sales expected in the range of $111.0 to $115.0 million and adjusted EBITDA of $14.2 to $15.5 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, November 6, 2014.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through November 20, 2014.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include the Company’s financial guidance and its belief that it can further scale its business and continue to grow cash flow to enhance long-term shareholder value.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with strategic alliance agreement with DS Services of America, Inc. (“DS Services”), significant additional costs in connection with the transition of the Company’s distribution system to DS Services, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers (including as a result of the Company’s entering into the strategic alliance agreement with DS Services), the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, the failure of lenders to honor their commitments under the Company's credit facility, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 17, 2014 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma fully taxed net income (loss) from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income (loss) from continuing operations before depreciation and amortization; interest expense; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal and impairment of property and equipment and other.   Pro forma fully taxed net income (loss) from continuing operations is defined as income (loss) from continuing operations less non-cash, stock-based compensation expense: non-recurring costs; loss on disposal and impairment of property and equipment and debt refinancing costs as adjusted on a pro forma basis for the full effect of income taxes.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales	$26,374	$25,519	$76,756	$71,696
Operating costs and expenses:
Cost of sales	18,777	18,936	56,210	53,924
Selling, general and administrative expenses	4,089	3,812	12,348	11,585
Non-recurring costs	54	96	2,773	190
Depreciation and amortization	2,593	3,050	8,094	8,579
Loss on disposal and impairment of property and equipment	58	61	1,081	137
Total operating costs and expenses	25,571	25,955	80,506	74,415
Income (loss) from operations	803	(436)	(3,750)	(2,719)
Interest expense	537	1,138	5,790	3,359
Income (loss) from continuing operations	266	(1,574)	(9,540)	(6,078)
Loss from discontinued operations	(49)	(511)	(401)	(872)
Net income (loss)	$217	$(2,085)	$(9,941)	$(6,950)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.01	$(0.07)	$(0.39)	$(0.25)
Loss from discontinued operations	(0.00)	(0.02)	(0.02)	(0.04)
Net income (loss)	$0.01	$(0.09)	$(0.41)	$(0.29)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.01	$(0.07)	$(0.39)	$(0.25)
Loss from discontinued operations	(0.00)	(0.02)	(0.02)	(0.04)
Net income (loss)	$0.01	$(0.09)	$(0.41)	$(0.29)

Weighted average shares used in computing earnings (loss) per share
Basic	24,457	24,019	24,257	23,901
Diluted	25,809	24,019	24,257	23,901

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Segment net sales
Water	$18,860	$17,544	$51,851	$48,686
Dispensers	7,514	7,975	24,905	23,010
Total net sales	$26,374	$25,519	$76,756	$71,696

Income (loss) from operations
Water	6,279	4,985	16,640	13,789
Dispensers	319	447	1,049	701
Corporate	(3,090)	(2,661)	(9,491)	(8,303)
Non-recurring costs	(54)	(96)	(2,773)	(190)
Depreciation and amortization	(2,593)	(3,050)	(8,094)	(8,579)
Loss on disposal and impairment of property and equipment	(58)	(61)	(1,081)	(137)
	$803	$(436)	$(3,750)	$(2,719)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash	$707	$394
Accounts receivable, net	8,920	7,614
Inventories	7,530	6,346
Prepaid expenses and other current assets	2,169	1,499
Total current assets	19,326	15,853

Bottles, net	4,121	4,104
Property and equipment, net	34,836	38,634
Intangible assets, net	9,849	10,872
Other assets	894	1,508
Total assets	$69,026	$70,971

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,547	$10,943
Accrued expenses and other current liabilities	4,107	3,472
Current portion of capital leases and notes payable	103	16
Total current liabilities	15,757	14,431

Long-term debt, capital leases and notes payable, net of current portion	27,718	22,654
Liabilities of disposal group, net of current portion, and other long-term liabilities	2,328	2,330
Total liabilities	45,803	39,415

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 24,530 and 24,076 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	25	24
Additional paid-in capital	274,868	273,379
Common stock warrants	8,745	8,420
Accumulated deficit	(259,778)	(249,837)
Accumulated other comprehensive loss	(637)	(430)
Total stockholders’ equity	23,223	31,556
Total liabilities and stockholders’ equity	$69,026	$70,971

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(9,941)	$(6,950)
Less: Loss from discontinued operations	(401)	(872)
Loss from continuing operations	(9,540)	(6,078)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,094	8,579
Loss on disposal and impairment of property and equipment	1,081	137
Stock-based compensation expense	1,364	819
Non-cash interest expense	2,744	882
Issuance of DS Services' common stock warrant	589	–
Other	(162)	53
Changes in operating assets and liabilities:
Accounts receivable	(1,074)	1,952
Inventories	(1,224)	715
Prepaid expenses and other assets	(87)	(211)
Accounts payable	882	3,870
Accrued expenses and other liabilities	466	(1,641)
Net cash provided by operating activities	3,133	9,077

Cash flows from investing activities:
Purchases of property and equipment	(3,817)	(3,745)
Purchases of bottles, net of disposals	(1,993)	(1,904)
Proceeds from the sale of property and equipment	572	2
Additions to and acquisitions of intangible assets	(30)	(43)
Net cash used in investing activities	(5,268)	(5,690)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	40,553	68,062
Payments under Revolving Credit Facilities	(36,198)	(73,899)
Borrowings under Term loans	22,500	3,000
Payments under Term loans	(23,499)	–
Note payable and capital lease payments	(113)	(11)
Debt issuance costs	(625)	(689)
Stock option and employee stock purchase activity, net	119	82
Net cash provided by (used in) financing activities	2,737	(3,455)

Cash (used in) provided by operating activities of discontinued operations	(231)	189

Effect of exchange rate changes on cash	(58)	(47)
Net increase in cash	313	74
Cash, beginning of year	394	234
Cash, end of period	$707	$308

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Income (loss) from continuing operations	$266	$(1,574)	$(9,540)	$(6,078)
Depreciation and amortization	2,593	3,050	8,094	8,579
Interest expense	537	1,138	5,790	3,359
EBITDA	3,396	2,614	4,344	5,860
Non-cash, stock-based compensation expense	467	196	1,364	819
Non-recurring costs	54	96	2,773	190
Loss on disposal and impairment of property and equipment and other	92	69	1,199	307
Adjusted EBITDA	$4,009	$2,975	$9,680	$7,176

Primo Water Corporation
Pro Forma Fully Taxed Net Income (Loss) From Continuing Operations Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Income (loss) from continuing operations	$266	$(1,574)	$(9,540)	$(6,078)
Non-cash, stock-based compensation expense	467	196	1,364	819
Non-recurring costs	54	96	2,773	190
Loss on disposal and impairment of property and equipment	58	61	1,081	137
Debt refinancing costs	–	–	2,848	–
Pro forma effect of full income tax	(321)	464	560	1,874
Pro forma fully taxed net income (loss) from continuing operations	$524	$(757)	$(914)	$(3,058)

Pro forma fully taxed earnings (loss) from continuing operations per common share:
Basic	$0.02	$(0.03)	$(0.04)	$(0.13)
Diluted	$0.02	$(0.03)	$(0.04)	$(0.13)

Weighted average shares used in computing earnings (loss) per share:
Basic	24,457	24,019	24,257	23,901
Diluted	25,809	24,019	24,257	23,901